Exhibit 21.1

Subsidiaries of The Michaels Companies, Inc.

Aaron Brothers, Inc., a Delaware corporation

Aaron Brothers Card Services, LLC, a Virginia limited liability company

ADMACO, Inc., a Delaware corporation

Artistree, Inc., a Delaware corporation

Artistree of Canada, ULC, a Nova Scotia unlimited liability company

Darice Global Sourcing, S.à r.l., a  “société à responsabilité limitée” organised under the laws of the Grand-Duchy of Luxembourg

Darice Holdings Company Ltd., a Hong Kong company

Darice Holdings I S.à r.l., a “société à responsabilité limitée” organised under the laws of the Grand-Duchy of Luxembourg

Darice Holdings II S.à r.l., a “société à responsabilité limitée” organised under the laws of the Grand-Duchy of Luxembourg

Darice Imports, Inc., an Ohio corporation

Darice, Inc., an Ohio corporation

Darice International Sourcing Group, a Chinese business trust

Darice International Sourcing Holdings, S.à r.l.,  a  “société à responsabilité limitée” organised under the laws of the Grand-Duchy of Luxembourg

Darice (Ningbo) Business Consulting Co. Ltd., a Chinese company

Lamrite West, Inc., an Ohio corporation

Michaels Finance Company, Inc., a Delaware corporation

Michaels FinCo Holdings, LLC, a Delaware limited liability company

Michaels FinCo, Inc., a Delaware corporation

Michaels Funding, Inc., a Delaware corporation

Michaels of Canada Holdings LP No. 1, an Alberta limited partnership

Michaels of Canada Holdings LP No. 2, an Alberta limited partnership

Michaels of Canada, ULC, a Nova Scotia unlimited liability company

Michaels of Luxembourg S.à r.l., a “société à responsabilité limitée” organised under the laws of the Grand-Duchy of Luxembourg

Michaels Stores Card Services, LLC, a Virginia limited liability company

Michaels Stores, Inc., a Delaware corporation

Michaels Stores Procurement Company, Inc., a Delaware corporation

Michaels U.S. Holdings 1, LLC, a Delaware limited liability company

Michaels U.S. Holdings 2, LLC, a Delaware limited liability company

Tiny Crafts, LLC, an Ohio limited liability company